EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the use in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph concerning the Company's ability to continue as a going concern, dated April 12, 2001 relating to the balance sheet of Light Management Group, Inc. and Subsidiaries as of December 31, 2000 and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended.



                                                /s/ Feldman Sherb & Co., P.C.
                                                Feldman Sherb & Co., P.C.
                                                Certified Public Accountants


New York, New York
January 17, 2002